COLLABORATION AND STRATEGIC SUPPLIER RELATIONSHIP FRAMEWORK AGREEMENT

between

ABB INC.

and

ECOtality, INC.

January 10, 2011

EXECUTION VERSION

TABLE OF CONTENTS

LEXICON	2
1 - OVERVIEW	3
2 - BATTERY CHARGING SOLUTIONS COLLABORATION	3
3 - THE SUPPLIER RELATIONSHIP	4
4 - SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN THE NORTH AMERICAN MARKET	7
5 - GENERAL TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP	8
6 - SPECIFIC COUNTRIES/REGIONS	10
7 - THE STEERING COMMITTEE (“STECO”)	11
8 - OTHER CONCERNS	12
9 - CONFIDENTIALITY	12
10 - CHOICE OF LAW	13
11 - TERM	13
12 - THE ENTIRE AGREEMENT	13
EXHIBIT A - GENERAL TERMS AND CONDITIONS OF SALE	15

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
January 10, 2011 – EXECUTION VERSION

LEXICON

ABB:  See the (INITIAL RECITAL)
ABB Assemblies:  See Section 3(a) (THE SUPPLIER RELATIONSHIP)
ABB Charging Units:  See Section 3(a) (THE SUPPLIER RELATIONSHIP
ABB Components:  See Section (3a) (THE SUPPLIER RELATIONSHIP)
ABB Group:  See Section 3(a) (THE SUPPLIER RELATIONSHIP)
ABB NAM Parties:  See Section 2(a) (BATTERY CHARGING SOLUTIONS COLLABORATION)
ABB Product / ABB Products:  See Section 3(a) (THE SUPPLIER RELATIONSHIP)
ABB Systems:  See Section 3(a) (THE SUPPLIER RELATIONSHIP
Affiliate / Affiliates:  See Section 1(a) (OVERVIEW)
Agreement / Agreements:  See Section 1(c) (OVERVIEW)
Battery Charging Solutions:  See Section 3(a) (THE SUPPLIER RELATIONSHIP)
BCS Collaboration for NAM:  See Section 2(a) (BATTERY CHARGING SOLUTIONS COLLABORATION)
BLINK Network Functionality:  See Section 2(a)(i) (BATTERY CHARGING SOLUTIONS COLLABORATION)
BLINK Network Products:  See Section 2(a)(i) (BATTERY CHARGING SOLUTIONS COLLABORATION)
China Market:  See Section 6(a) (SPECIFIC COUNTRIES/REGIONS)
China Market Period:  See Section 6(a)(i) (SPECIFIC COUNTRIES/REGIONS)
ECOtality:  See the (INITIAL RECITAL)
ECOtality Proprietary Technology:  See Section 3(c)(v) (THE SUPPLIER RELATIONSHIP)
ECOtality Requirements:  See Section 4(c) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER COLLABORATION IN THE NORTH AMERICAN MARKET)
Effective Date:  See the (INITIAL RECITAL)
Framework Agreement:  See the (INITIAL RECITAL)
NAM:  See Section 1(d) (OVERVIEW()
NAM Customers:  See Section 4(d) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER COLLABORATION IN THE NORTH AMERICAN MARKET()
NAM Parties:  See Section 2(a)(ii)(a) (BATTERY CHARGING SOLUTIONS COLLABORATION0
OEM:  See Section 3(c)(i) (THE SUPPLIER RELATIONSHIP)
Party / Parties:  See the (INITIAL RECITAL)
Power Boxes:  See Section 3(c)(ii)(b) (THE SUPPLIER RELATIONSHIP)
Specific Applications:  See Section 3(b) (THE SUPPLIER RELATIONSHIP)
STECO:  See Section 7(a) (THE STEERING COMMITTEE)
STECO MOU:  See Section 7(b) (THE STEERING COMMITTEE)
Supplier Relationship:  See Section 1(a) (OVERVIEW)

This Collaboration and Strategic Supplier Relationship Framework Agreement (this “Framework Agreement”) is entered into as of January 10, 2011 (the “Effective Date”), by and between ABB Inc. (“ABB”) and ECOtality, Inc. (“ECOtality”), with ABB and ECOtality each a “Party,” and collectively the “Parties.”  Under the Framework Agreement, the Parties mutually agree as follows.

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
January 10, 2011 – EXECUTION VERSION

1.	OVERVIEW

a.           This Framework Agreement sets forth the general terms for the collaboration and strategic supplier relationship (the “Supplier Relationship”) that ABB and ECOtality have agreed to implement between themselves and their affiliated companies (“Affiliates,” with each of the Affiliates an “Affiliate”).

b.           Each Party is responsible for ensuring that its Affiliates are aware of this Framework Agreement and act in accordance with its terms, to the extent legally permissible.

c.           Although this Framework Agreement sets forth the general terms of the Supplier Relationship, the Supplier Relationship will be effectuated via a series of country/region-specific, definitive, written, mutually-executed agreements (each an “Agreement,” and collectively the “Agreements”) between the Parties and/or the appropriate Affiliate(s) of each Party.

d.           The Agreement for the North American market (“NAM”) shall be executed on the Effective Date, concurrently with this Framework Agreement.

e.           The Supplier Relationship for any country/region shall only be fully effective upon the execution of an Agreement between the Parties and/or their respective Affiliate(s) for such country/region.

2.	BATTERY CHARGING SOLUTIONS COLLABORATION

a.           In NAM, as part of the Supplier Relationship, the appropriate NAM Affiliates of ABB (the “ABB NAM Parties”) shall collaborate with ECOtality and its Affiliates to further the development, expansion, and acceptance of market-leading Battery Charging Solutions (as defined below in Section 3(a) (THE SUPPLIER RELATIONSHIP)).  This collaboration (the “BCS Collaboration for NAM”) shall be documented in the Agreement for NAM , and shall:

i)            Only apply to Battery Charging Solutions that incorporate, use or rely on ECOtality’s Proprietary Technology and/or that provide the networking functionality that ECOtality and its Affiliates have designed and operate, associated with its “BLINK” trademark (the “BLINK Network Functionality,” with Battery Charging Solutions that provide some or all of the BLINK Network Functionality being referred to as “BLINK Network Products”); and

ii)           Include:

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
January 10, 2011 – EXECUTION VERSION

(a)           Support, between the parties to the Agreement for NAM (the “NAM Parties”), for well designed and competitive Battery Charging Solutions; and

(b)           Efforts by the NAM Parties to expand Battery Charging Solutions that use ABB Products and also provide the BLINK Network Functionality.

Furthermore, as part of the BCS Collaboration for NAM, the NAM Parties shall use reasonable business efforts and their respective sales channels for the BCS Collaboration for NAM.  Specifically, so long as there is no uncorrected material default by ECOtality under the agreement for NAM (which is expressly understood, to include, but is not limited to, any violation of Section 4(c) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN THE NORTH AMERICAN MARKET) below), the ABB NAM Parties shall market the BLINK Network Products in NAM as follows.

i)            The ABB NAM Parties will include BLINK Network Products and ECOtality’s MicroClimates program in the applicable public relations, marketing communications and sales training programs of the ABB Group in NAM;

ii)           ECOtality and its Affiliates will advise the ABB NAM Parties of all of its utility contacts and customers and will endeavor to introduce the ABB Group as part of ECOtality’s overall Battery Charging Solutions program for utilities in conjunction with the BLINK Network Products;

iii)          ECOtality will provide, at its Tempe offices, an office for an ABB Group coordination employee, who will be invited to participate in product and sales meetings related to BLINK Network Products; and

iv)          NAM Parties shall provide, to each other and the STECO (as this term is defined in Section 7 (a) (THE STEERING COMMITTEE) below), reasonable monthly Contact Update Reports outlining when contacts are underway and what potential opportunities may exist to allow for common action and resource planning in relation to the BLINK Network Products.

b.           For all countries/regions other than NAM, the STECO will evaluate whether or not a joint sales and marketing collaboration between the appropriate Affiliates of each Party is to be implemented for BLINK Network Products in the Agreements of each such country/region.

3.	THE SUPPLIER RELATIONSHIP

a.           ECOtality and its Affiliates design, manufacture, deliver, operate, and service electric vehicle charging solutions (“Battery Charging Solutions”).  For Battery Charging Solutions, ABB and its Affiliates (the “ABB Group”) have the ability to supply ECOtality with components (“ABB Components”), assemblies (“ABB Assemblies”), charging units (“ABB Charging Units”), and systems (“ABB Systems”).  The ABB Components, the ABB Assemblies, the ABB Charging Units, and the ABB Systems are each an “ABB Product,” and collectively “ABB Products.”

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
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b.           Under the Supplier Relationship, subject to:

i)            The terms, conditions and limitations of this Framework Agreement;

ii)           The ABB Products meeting the requirements of ECOtality and its Affiliates for the Battery Charging Solutions; and

iii)          The ability of the ABB Group to supply the ABB Products to ECOtality and its Affiliates without violating any preexisting requirement of the ABB Group to the contrary,

ECOtality shall purchase from the ABB Group all ABB Products that can be incorporated into its Battery Charging Solutions intended for “light-duty on-road” vehicles, airport ground equipment, industrial vehicles, and industrial applications (the “Specific Applications”).

c.           Under this Framework Agreement and the Agreements:

i)            ABB Components shall generally consist of:

- All commercial, industrial and residential electrical, electro-mechanical and electronic control and conversion devices such as, but not limited to, loose switches, circuit breakers, transformers, DIN-rail mounted products, power electronics building blocks (PEBBs), empty enclosures, communications and gateway devices, connectors and similar products that can be used in assemblies made by a variety of panel builders,  Original Equipment Manufacturers (“OEMs”) or purchased directly by distributors or end user customers for connection to electricity distribution networks, regardless of applied voltages.

ii)           ABB Assemblies are generally defined as a collection of components typically supplied by a systems integrator, panel builder, or OEM.  Examples of ABB Assemblies include, but are not limited to:

(a)           Battery Charging Solution dispensing equipment pedestals, panels or enclosures and related accessories for all levels of charging.

(b)           Power boxes (“Power Boxes”), also known as “charging engines,” which are comprised of multiple components integrated into enclosures, for the express purpose of conditioning and supplying electricity to dispensers.

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
January 10, 2011 – EXECUTION VERSION

iii)         ABB Charging Units are defined as integrated products ready to be connected to the grid and vehicle with all functionality and network, user, and vehicle interfaces included; and consisting of ABB Assemblies and ABB Components as defined above.  Examples of ABB Charging Units include, but are not limited to:

(a)           AC Level 1 and Level 2 Chargers

(b)           DC Fast Chargers

iv)         ABB Systems shall generally consist of an ABB Charging Unit, or several interconnected ABB Charging Units, together with the associated back-end IT systems (such as billing systems), communications networks, and consumer interfaces, including, but not limited to related commercial software and applications, but excluding:

(x)           Utility systems commonly known as Feeder Automation systems and Distribution Automation systems, and

(y)          Utility side integration activities that cannot be classified as being an ABB Product.

v)           The proprietary technology of ECOtality and its Affiliates (the “ECOtality Proprietary Technology”) shall generally include, without limitation, any one or more of the following items.

(a)           Network communications systems, software and interfaces, and combinations thereof;

(b)           Back office applications for data collection, customer interface and network functionality;

(c)           Charging methods and programs;

(d)           Design and packaging features;

(e)           Cord, cord handles, and cord management systems; and

(f)           All BLINK Network Functionality.

For the avoidance of doubt, the ECOtality Propriety Technology, only extends to items which incorporate, use or rely on any intellectual property (including, without limitation, items covered by patents, copyrights, trademarks and the like and information that is identified as confidential, proprietary or protected as a trade secret) that are or shall be invented, developed, or acquired (either via purchase or license) by ECOtality, except to the extent that any such proprietary technology is:

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
January 10, 2011 – EXECUTION VERSION

(v)           Is the intellectual property a third party;

(w)           Owned by ABB and/or its Affiliates;

(x)           Licensed or sublicensed from ABB and/or its Affiliates;

(y)           Independently developed by ABB and/or its Affiliates;

(z)           Publicly available to ABB and/or its Affiliates, without restriction and free of any charge (except for nominal ones), on or after the time of disclosure by ECOtality and/or its Affiliates to ABB and/or its Affiliates.

4.	SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER COLLABORATION IN THE NORTH AMERICAN MARKET

a.           Under both the Framework Agreement and the Agreement for NAM, the United States, Canada, and Mexico shall constitute NAM.

b.           The Parties intend that the specific Agreement for NAM shall be developed by the appropriate Affiliate(s) of ABB and ECOtality and its Affiliates using this Framework Agreement as a guide, and shall be executed concurrently with the Framework Agreement, on the Effective Date.

c.           Subject to the other terms, conditions and limitations of this Framework Agreement, under the Agreement for NAM, ECOtality and its Affiliates, to the greatest extent possible, but without violation of any Federal, State or local procurement regulations or other applicable laws, rules or regulations, shall purchase or specify to others to purchase on their behalf ABB Products for all Battery Charging Solutions where applicable, unless ECOtality or its Affiliates can reasonably demonstrate that the ABB Products do not meet the necessary design and performance specifications, quantity requirements, quality requirements and/or delivery schedule requirements of ECOtality and its Affiliates (the “ECOtality Requirements”).  Additionally, for each ABB Product ordered by ECOtality or its Affiliates from ABB, whether it is an ABB Component, ABB Assembly, ABB Charging Unit or ABB System, IF the pricing by ABB or its Affiliates (including delivery and taxes) is five percent (5%) or more than the pricing, including delivery and taxes, that ECOtality or its Affiliates either has negotiated with, or can reasonably demonstrate would be available to ECOtality and its Affiliates from, a third party not affiliated with the ABB Group for an offering materially and technically equivalent to the ABB Product in question, ECOtality and/or its Affiliates shall have no obligation to purchase any such ABB Product from the ABB Group, although ECOtality and its Affiliates may purchase any such ABB Product, if they so desire.

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
January 10, 2011 – EXECUTION VERSION

d.           In NAM, the ABB Group will have the unrestricted right, subject to the other terms, conditions and limitations imposed by the agreement for NAM, to sell to NAM customers (“NAM Customers”) ABB Components, ABB Assemblies and ABB Charging Units which do not incorporate any BLINK Network Products or any of ECOtality’s Proprietary Technology.  For the avoidance of doubt, this right of the ABB Group does not extend to ABB Systems (whether or not they incorporate any BLINK Network Products or any of ECOtality’s Proprietary Technology), and the term NAM Customers shall mean parties not affiliated with ECOtality or its Affiliates who are located (or have offices or facilities) in NAM and parties not affiliated with ECOtality or its Affiliates without offices or facilities in NAM who the ABB Group parties to the Agreement for NAM reasonably know incorporate or intend to incorporate any of ABB Products sold to them into their products marketed in NAM.

e.           In NAM, so long as there is no uncorrected material default by ECOtality under the Agreement for NAM (which is expressly understood, to include, but is not limited to, any violation of Section 4(c) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN THE NORTH AMERICAN MARKET) above), the ABB Group will not design, produce, market, or sell any ABB System which competes with the network system capabilities of any BLINK Network Products.

f.            In NAM, ECOtality and its Affiliates will have the exclusive right to sell BLINK Network Products for the Specific Applications, at any charging level.  However, BLINK Network Products that use two (2) or more ABB Products will be co-branded with the ABB Group, in a manner agreed upon by the STECO and documented in the Agreement for NAM.  For the avoidance of doubt, ECOtality and its Affiliates have the non-exclusive right to sell ABB Assemblies and ABB Charging Units for other Battery Charging Solution applications besides the Specific Applications in NAM.

g.           In the Agreement for NAM, ECOtality shall ensure that the ABB Group has a right of first refusal to supply, on the same terms as provided in this Framework Agreement, current and future ABB Products for all current and future Battery Charging Solutions products and offerings developed by ECOtality and its Affiliates.

h.           The commercial terms for any sale of ABB Products to ECOtality and its Affiliates under the Agreement for NAM shall be generally consistent with the relevant ABB Group’s general terms and conditions for sale for the associated ABB Product.  For example, the “ABB Inc. ‘General Terms and Conditions of Sale’,” attached below as Exhibit A (GENERAL TERMS AND CONDITIONS OF SALE), shall apply to ABB Products, to the extent those terms and conditions are not inconsistent with specific provisions of the Agreement for NAM.

5.	GENERAL TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP

The following shall apply to each Agreement, to the greatest extent legally permissible.

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
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a.           No Affiliate of the ABB Group shall be required to accept any order for any ABB Product under any Agreement, if, in the reasonable opinion of the Affiliate of the ABB Group, it would be unable to meet the ECOtality Requirements.  If the ABB Group is unable to meet the ECOtality Requirements for any of the ABB Products, ECOtality shall notify the STECO of such inability in writing.  Thereafter, ECOtality and its Affiliates shall be under no obligation to purchase the non-conforming ABB Product under the associated Agreement; provided that in the event that, thereafter, ABB notifies the STECO, in writing, of the ABB Group’s ability to fulfill the associated ECOtality Requirements for the ABB Product, then unless ECOtality reasonably determines that the ABB Product does not fulfill the associated ECOtality Requirements, ECOtality shall again have the obligation to purchase the ABB Product, subject in any event, however, to any alternative supply arrangements that ECOtality may have entered into with respect to the non-conforming ABB Product until the end of the term of such alternative supply arrangements.

b.           For the avoidance of doubt, ECOtality and its Affiliates shall have the right to make all sourcing decisions for components or other items in a Battery Charging Solution that are not ABB Products.

c.            If the STECO unanimously agrees to implement the Supplier Relationship in a country/region, then the Agreement for NAM shall be used as basis for any such Agreement, but only to the extent:

i)             Legally-permissible for that country/region;

ii)            Unanimously permitted by the STECO; and

iii)           Consistent with this Framework Agreement.

d.           Each Agreement shall have a five (5) year term wherever legally permissible.

e.           All extensions of any Agreement shall be via a written, mutually-executed amendment to the Agreement.

f.            To the extent applicable to ABB Products, the ABB Group shall have the first right of refusal to participate in ECOtality's MicroClimate initiatives in each country/region.

g.           Globally, and in each country/region where there is an Agreement, the appropriate Affiliates of ABB and ECOtality shall collaborate on relevant industry standards committees and working groups related to Battery Charging Solutions utilizing ABB Products.

h.           In each Agreement, the STECO’s decisions will govern the joint sales and marketing collaboration of the parties to each such Agreement.

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
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6.	SPECIFIC COUNTRIES/REGIONS

a.           For the China Market (the “China Market”):

i)            ECOtality agrees that, except to the extent provided in the Master Overhead Joint Venture Agreement dated September 15, 2009, between ECOtality and Shenzen Goch Investment Ltd., as amended, neither it nor any of its Affiliates shall form any strategic supplier relationship with respect to the China Market with any entity that is not an Affiliate of the ABB Group for six (6) months from the Effective Date (the “China Market Period”).

ii)           The Agreement for the China Market shall be developed by the STECO using commercially-reasonable, good faith efforts, this Framework Agreement, and the Agreement for NAM (as is appropriate).

iii)           If the Agreement for the China Market is not mutually acceptable to, and executed by the appropriate affiliates of, each of the Parties before the end of the China Market Period, thereafter, the Parties and their affiliates will have no obligation to implement the Supplier Relationship in the China Market.

b.           For All Other Countries/Regions:

i)            The Agreements for all other countries/regions, outside of NAM and the China Market, shall be developed by the STECO in a timely manner, using commercially-reasonable good faith efforts, this Framework Agreement, and the Agreement for NAM (as is appropriate).

ii)           In any country/region for which there is no effective Agreement between the appropriate Affiliates of the Parties:

(a)           The sale of any products marketed by ECOtality, including Battery Charging Solutions, will not be governed by this Framework Agreement;

(b)           ECOtality and its Affiliates shall have no obligation to purchase any ABB Products; and

(c)           No Affiliate of the ABB Group shall have any obligation to fulfill any purchase orders for the ABB Products from ECOtality and its Affiliates.

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
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7.	THE STEERING COMMITTEE

a.           For the Supplier Relationship, the Parties shall form a Steering Committee (the “STECO”), on the Effective Date to implement this Framework Agreement and advise the Parties and their Affiliates on the Supplier Relationship.

b.           The rights, duties and procedures of the STECO, and of the Parties with respect to the STECO, shall be documented in a mutually acceptable, executed, written memorandum of understanding (the “STECO MOU”).

c.           The STECO shall be comprised of three (3) representatives from each Party and/or its affiliates, with each representative entitled to one (1) vote on all matters requiring action by the STECO.  Unless otherwise stated in this Framework Agreement, actions of the STECO shall be approved by a simple majority vote.

d.           Generally, the STECO will provide guidance to the Parties and their Affiliates on how to implement the Supplier Relationship in each country/region where the Parties are currently doing business or intend to do business, and resolve concerns about the Supplier Relationship raised by either Party or any of its Affiliates.

e.           For each specific country/region, the STECO will commence formal consideration of a Supplier Relationship strategy for each such specific country/region upon the request of either Party.  If the STECO does not reach unanimous agreement on the strategy for a country/region and on the form of the Agreement for that country/region within six (6) months of the commencement of the STECO’s formal consideration of the country/region, thereafter neither ABB and its Affiliates nor ECOtality and its Affiliates have any obligation to form a Supplier Relationship for that country/region.

f.            The STECO shall meet at least every quarter.

g.           The STECO shall review pricing and supply arrangements on a quarterly basis for the Agreement for NAM.

h.           At each quarterly meeting of the STECO, the STECO shall consider whether the scope of the Agreement for NAM should be expanded, based upon the STECO’s expectations for Battery Charging Solutions and ABB Products in NAM.  If the STECO unanimously determines that the scope of the Agreement for NAM should be expanded, the NAM Agreement shall be promptly amended by the appropriate parties.

i.            The STECO shall terminate at the end of the Framework Agreement.

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
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8.	OTHER CONCERNS

a.           Neither Party is aware of any customer or business partner relationships which would prohibit it from entering into this Framework Agreement or prevent it from executing any Agreement.

b.           To the extent that legal requirements, including, but not limited to laws with respect to restraints on competition, prevent either Party and their Affiliates from incorporating the provisions of this Framework Agreement into any Agreement, the Parties and their Affiliates shall fully comply with any such legal requirements in drafting the Agreement.

c.           To the extent that this Framework Agreement or any Agreement violates any existing or future legal requirement, the nonperformance by the affected Party or its Affiliates is fully excused and this Framework Agreement and/or the Agreement (as may be applicable) shall be promptly amended by the appropriate entities to address the violation.  If no mutually satisfactory, commercially reasonable amendment can be made to this Framework Agreement or the Agreements (as may be applicable), the Supplier Relationship in such country/region shall be immediately terminated.

d.           The failure to exercise a right or delay in exercising a right or remedy provided in this Framework Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.  A waiver of a breach of any of the terms of this Framework Agreement or of a default under this Framework Agreement does not constitute a waiver of any other breach or default and shall not affect the other terms of the Framework Agreement.  Similarly, a waiver of a breach of any of the terms of this Framework Agreement or of a default under this Framework Agreement will not prevent a Party from subsequently requiring compliance with the waived obligation.

e.           The Parties acknowledge that the Framework Agreement does not grant any intellectual property rights to their respective intellectual property to the other Party.

f.           The relationship of the Parties is that of independent parties dealing at arm’s length and nothing in this Agreement shall be construed so as to constitute any kind of partnership, joint ventures, or agency.  Accordingly, neither Party nor their Affiliates is authorized to represent the other, except as expressly stated in the Framework Agreement.

9.	CONFIDENTIALITY

The terms of this Framework Agreement are considered confidential and proprietary by the Parties and shall not be disclosed by any Party to a third party, excluding its affiliates, agents, advisors, lenders, and insurers, without the other Party’s prior written authorization, except as may be required by applicable law (including, without limitation, securities laws with respect to the disclosure of material information).

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
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10.	CHOICE OF LAW

This Framework Agreement shall be governed by and subject to the laws of the State of New York.

11.	TERM

This Agreement shall terminate five (5) years from the Effective Date, but may be terminated by either Party for “cause.”

12.	THE ENTIRE AGREEMENT

This Framework Agreement

i)            Contains the entire agreement and understanding among the Parties as to the subject matter of this Framework Agreement;

ii)           Supersedes in their entirety any and all previous communications among the Parties; and

iii)          Shall only be modified in writing by the Parties.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
January 10, 2011 – EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have entered into this Framework Agreement as of the date first written above.

ABB Inc.

By:

Name:

Title:

By:

Name:

Title:

ECOtality, Inc.

By:

Name:

Title:

ABB GROUP BUSINESS AREA ACKNOWLEDGEMENT

This Framework Agreement has been reviewed by the DM and the LP Business Areas of the ABB Group and its terms unconditionally accepted.

By:	By:

Name:	Name:

Title:	Title:
(Acting for DM)	(Acting for LP)

ABB/ECOtality Collaboration and Strategic Supplier Relationship Framework Agreement
January 10, 2011 – EXECUTION VERSION

EXHIBIT A – GENERAL TERMS AND CON)DITIONS OF SALE

“Form 50-490” -